AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998
                                                     Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                                   ----------

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                   f/k/a Bear Stearns Mortgage Securities Inc.
                                   (Depositor)

             (Exact name of registrant as specified in its charter)


Delaware                                                 13-3633241
(State of Incorporation)                    (IRS Employer Identification Number)


                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                              William J. Montgoris
                             Treasurer and Secretary
                   Structured Asset Mortgage Investments Inc.
                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
(Name, address, including zip code, and telephone number including area code, of agent for service)


                                   Copies to:


                             Lois L. Weinroth, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-13617

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
                                                   Maximum             Maximum
                               Amount              Aggregate           Aggregate      Amount of
Title Of Securities            to be               Price               Offering       Registration
Being Registered               Registered          per Unit1           Price          Fee
------------------------------------------------------------------------------------------------------
Mortgage Pass-Through
Certificates                 $113,645,412            100%            $113,645,412     $33,525.40
------------------------------------------------------------------------------------------------------

--------
    (1)   Estimated solely for purposes of calculating the registration fee.

          This registration statement is being filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended ("Securities Act"), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinions and related consents. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-13617), including the exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 18th day of June, 1998.

                               STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                               f/k/a Bear Stearns Mortgage Securities Inc.

                               By: /S/ JOSEPH T. JURKOWSKI, JR.
                                   Name:  Joseph T. Jurkowski, Jr.
                                   Title: Vice President/Assistant Secretary

          We, the undersigned officers and directors do hereby constitute and appoint Jeffrey Mayer, William J. Montgoris, Paul M. Friedman, and Joseph T. Jurkowski, Jr. or any of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 1998.


SIGNATURE                                       TITLE

/S/ JEFFREY MAYER                       Chairman of the Board of
    Jeffrey Mayer                       Directors/Chief Executive Officer
                                       (Principal Executive Officer),
                                        President and Director

/S/ WILLIAM J. MONTGORIS                Secretary/Treasurer (Principal
    William J. Montgoris                Financial and Accounting Officer)

/S/ PAUL M. FRIEDMAN                    Vice President/Assistant Secretary
    Paul M. Friedman                    and Director

                                INDEX TO EXHIBITS


Exhibit
NUMBER      Description of Exhibit

5.1 Opinion of Stroock & Stroock & Lavan LLP with respect to legality

8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to federal and New York tax matters (included in Exhibit 5.1)

23.1        Consent of Stroock & Stroock & Lavan LLP (included in
            Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page)